Exhibit 1.1

Execution Version

SECOND AMENDMENT TO

DEALER MANAGER AGREEMENT

October 1, 2025

NexPoint Securities, Inc.

200 Crescent Court, Suite 700

Dallas, Texas 75201

RE:	NexPoint Real Estate Finance, Inc.

Ladies and Gentlemen:

This Second Amendment to Dealer Manager Agreement, dated October 1, 2025 (this “Amendment”) amends the Dealer Manager Agreement dated November 2, 2023, as amended by the Amendment to Dealer Manager Agreement, dated March 14, 2025 (as amended, the “Dealer Manager Agreement”), by and between NexPoint Real Estate Finance, Inc. (the “Company”) and NexPoint Securities, Inc. (the “Dealer Manager”).

RECITALS

The Company and the Dealer Manager desire to amend the Dealer Manager Agreement as set forth herein.

AGREEMENTS

1.

Representations and Warranties of the Company. The representations and warranties of the Company set forth in Section 1 of the Dealer Manager Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof.

2.	Amendment. The first paragraph of the preamble of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:

NexPoint Real Estate Finance, Inc. (the “Company”) is a Maryland corporation that qualified to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2020. The Company proposes to offer (the “Offering”) up to 17,200,000 shares (the “Shares”) of the Company’s Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). The offering also covers the shares of the Company’s common stock, par value $0.01 per share that may be issuable upon redemption of the Series B Preferred Stock. Each Share will be sold at a public offering price of $25.00 per share.

3.

Effect of Amendment. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Dealer Manager Agreement. Except as specifically amended by this Amendment, all other provisions of the Dealer Manager Agreement are hereby ratified and remain in full force and effect.

4.	Single Document. From and after the date hereof, all references to the Dealer Manager Agreement shall be deemed to be references to the Dealer Manager Agreement as amended by this Amendment.

5.

Severability. In the event that any provision of this Amendment or the application of any provision of this Amendment is declared to be invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected.

6.

Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and the Dealer Manager and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

7.

Headings. The headings in this Amendment are for convenience only. They shall not be deemed part of this Amendment and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

8.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute the same instrument and all of which together shall constitute the agreement of the parties. For purposes of executing this Amendment, a document signed and transmitted electronically shall be treated as an original document. The signature of any party thereon shall be considered an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment as of the day and year set forth above.

THE COMPANY:
NEXPOINT REAL ESTATE FINANCE, INC.
	By:	/s/ Paul Richards
		Name:	Paul Richards
		Title:	Chief Financial Officer, Executive VP-Finance, Assistant Secretary and Treasurer

Accepted as of the date first above written:
THE DEALER MANAGER:
NEXPOINT SECURITIES, INC.
	By:	/s/ Dustin Norris
		Name: Title:	Dustin Norris President